CONSENT AND AMENDMENT

TO

SUBORDINATION AGREEMENT AND RELEASE

This Amendment to Subordination Agreement and Release (the “Amendment”) is made as of the 11th day of October, 2007 (“Effective Date”), by and among William M. Beard and Lu Beard, as Trustees of The William M. Beard and Lu Beard 1988 Charitable Unitrust (“Unitrust”), Boatright Family, L.L.C. (“Boatright”), and McElmo Dome Nominee, LLC, a limited liability company (“Nominee”).

Reference is made to Subordination Agreement and Release dated as of June 8, 2007 (the “2007 Subordination Agreement”), by and among Unitrust, Boatright, and Nominee. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment have the meanings set forth in the 2007 Subordination Agreement.

Whereas, subject to the execution and delivery of this Amendment, the Company and the Lender intend to enter into a Change in Terms Agreement dated as of the 11th day of October, 2007 (the “Note Amendment”) attached hereto as Exhibit A, under which the payment obligations of the Company under the 2007 Note will be modified; and

Whereas, prior to execution and delivery of the 2007 Subordination Agreement, the Company executed and delivered to Unitrust that certain Third Replacement Renewal and Extension Promissory Note, dated February 14, 2005 (the “2005 Unitrust Note”), in renewal and extension of the obligations of the Company to Unitrust under the Prior Unitrust Note. As of June 8, 2007, the unpaid principal balance of the 2005 Unitrust Note was $2,782,900.59; and

Whereas, Unitrust and Boatright desire to consent to the modification of the 2007 Note and to modify the 2007 Subordination Agreement to reflect such consent and to correctly identify the obligations of the Company to Unitrust that are affected by the 2007 Subordination Agreement.

Now, therefore, in consideration of the foregoing premises, the mutual covenants and agreements contained in this Agreement, and other good and valuable considerations, the receipt and adequacy of which are hereby acknowledged, the Company, Unitrust, Boatright, and Nominee hereby agree as follows:

1.          Consent. Boatright hereby consents to the modifications of the 2007 Note as provided in the Note Amendment, and agrees that the subordination of the Company Boatright Note and the lien created by the 2005 Deed of Trust as provided in Section 3 of the 2007 Subordination Agreement shall remain in full force and effect notwithstanding such modifications.

2.	Amendment. Section 2 of the 2007 Subordination Agreement is hereby amended to read as follows:

2.         Subordination of Prior Unitrust Note. Unitrust agrees that the 2005 Unitrust Note and the lien created by the 2005 Deed of Trust, and all obligations for payment of the loan evidenced and secured thereby, and all obligations for performance contained in the 2005 Unitrust Note and the 2005 Deed of Trust, are and shall be subordinate to the 2007 Note, the lien created by the 2007 Deed of Trust, and all obligations for performance contained in the 2007 Note and the 2007 Deed of Trust.

3.         Effect. Except as specifically modified by the terms of this Amendment, the 2007 Subordination Agreement remains in full force and effect.

4.         Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Consent and Amendment of Subordination Agreement as of the date written above.

“UNITRUST”	THE WILLIAM M. BEARD AND LU BEARD 1988 CHARITABLE UNITRUST

/s/ William Beard

By

William Beard, Trustee

s/ Lu Beard
By

Lu Beard, Trustee

“NOMINEE”	MCELMO DOME NOMINEE, LLC, an Oklahoma limited liability company

/s/ William Beard

By

William Beard, Member

By:	BOATRIGHT FAMILY L.L.C., Member

/s/ Peter Boatright
By___________________________
Peter Boatright, Manager

“BOATRIGHT”	BOATRIGHT FAMILY L.L.C., an Oklahoma limited liability company

/s/ Peter Boatright

By

Peter Boatright, Manager

ACKNOWLEDGED by The Beard Company this 11th day of October, 2007.

/s/ Herb Mee, Jr.

Herb Mee, Jr., President

Exhibit A

CHANGE IN TERMS AGREEMENT

Principal	Date of Modification	Maturity Date	Loan No.	Call. / Coll.	Account	Officer	Initials

$1,500,000.00	10-11-07	12-31-2008	72818	220 / 220	T006773	DBL

Borrower:	The Beard Company 5600 N May Ave Suite 320 Oklahoma City, OK 73112	Lender:	First Fidelity Bank N A Northwest Business Office P O Box 32282 Oklahoma City, OK 73123-0482 (405) 416-2222

Original Principal Amount: $1,500,000.00	Interest Rate as of 6/08/2007: 9.750%	Date of Agreement: June 8, 2007

DESCRIPTION OF EXISTING INDEBTEDNESS. A Promissory Note dated June 8, 2007 in the original principal amount of $1,500,000.

DESCRIPTION OF COLLATERAL. Security interest in the Beard Company’s interest in the McElmo Dome Unit Montezuma and Delores Counties Colorado dated 6/8/07 will be modified as follows:

DESCRIPTION OF CHANGE IN TERMS. The following term as outlined in the "Definitions" section of the Business Loan Agreement dated 6/8/07 will be modified as follows:

"Reducing Commitment Amount" shall mean (i) the modified principal amount of $1,500,000, and (ii) the principal amount resulting from the monthly reductions to occur throughout the term of the loan on the last day of each month, as outlined in the following schedule:

Date of Principal Reduction	Amount of Principal Reduction

July 2007	$ 0
August 2007	$ 0
September 2007	$ 0
October 2007	$ 0
November 2007	$ 25,000
December 2007	$ 25,000
January 2008	$ 50,000
February 2008	$ 50,000
March 2008	$ 75,000
April 2008	$ 75,000
May 2008	$ 75,000
June 2008	$ 75,000
July 2008	$ 75,000
August 2008	$ 75,000
September 2008	$ 75,000
October 2008	$ 75,000
November 2008	$ 75,000
December 2008	$ 75,000

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

THE BEARD COMPANY

By: _____________________________________________

Herb Mee, President

LENDER:

FIRST FIDELITY BANK N A

X _____________________________________________

Danny Lawson, Executive Vice President